UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2010

SPEEDWAY MOTORSPORTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13582	51-0363307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 Concord Parkway South, Concord, NC	28027
(Address of Principal Executive Offices)	(Zip Code)

(704) 455-3239

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 8, 2010, Speedway Motorsports, Inc., a Delaware corporation (the “Company”), entered into an amendment (the “First Amendment”) to its Amended and Restated Credit Agreement dated as of July 14, 2009 (the “Credit Agreement”), among the Company and certain of its subsidiaries, the various lenders identified on the signature pages thereto (the “Lenders”), Bank of America, N.A., as Administrative Agent, Swingline Lender and Issuing Lender, Wells Fargo Bank, National Association, successor by merger to Wachovia Bank, National Association and JPMorgan Chase Bank, N.A., as Syndication Agents, SunTrust Bank and U.S. Bank National Association, as the Documentation Agents, and Banc of America Securities LLC, Wells Fargo Securities, LLC, J.P. Morgan Securities, Inc. and SunTrust Robinson Humphrey, Inc., as Joint Lead Arrangers and Joint Book Managers. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Credit Agreement.

Pursuant to the First Amendment, the Credit Agreement was amended to: (i) allow the Company to refinance, prepay or make repurchases of its 6 3/4% Senior Subordinated Notes due 2013 (the “Senior Subordinated Notes”); (ii) provide that any amount of cash tender premiums paid in conjunction with the Company’s repurchase of the Senior Subordinated Notes be added to Consolidated Net Income when computing Consolidated EBIT and Consolidated EBITDA; (iii) allow the Company to issue new senior or senior subordinated debt in an aggregate principal amount no less than $150,000,000 and no more than $200,000,000, provided that the proceeds (net of actual costs and taxes) must be used solely to refinance, prepay or make repurchases of the Senior Subordinated Notes; and (iv) reduce the aggregate amount of unsecured indebtedness that the Company is permitted to incur from $100,000,000 to $15,000,000.

In addition, the First Amendment makes changes to certain restrictive financial covenants. Specifically, the Company is required to maintain:

•

a maximum Consolidated Total Leverage Ratio (defined as the ratio of Funded Indebtedness to Consolidated EBITDA) of (a) 4.00 to 1.0 for the fiscal quarters ending December 31, 2010 and March 31, 2011; (b) 3.75 to 1.0 for the fiscal quarter ending June 30, 2011; and (c) 3.50 to 1.0 for the fiscal quarter ending September 30, 2011 and at the end of each fiscal quarter thereafter.

•

a minimum Consolidated Capital Charges Coverage Ratio (defined as the ratio of Consolidated EBIT to Consolidated Interest Expense) of (a) 2.00 to 1.0 for the fiscal quarter ending December 31, 2010; (b) 2.25 to 1.0 for the fiscal quarters ending March 31, 2011 and June 30, 2011; (c) 2.50 to 1.0 for the fiscal quarter ending September 30, 2011; and (d) 2.75 to 1.0 for the fiscal quarter ending December 31, 2011 and at the end of each fiscal quarter thereafter.

•

a minimum Consolidated Senior Leverage Ratio (defined as the ratio of (a) Funded Indebtedness minus Subordinated Debt to (b) Consolidated EBITDA) of 2.50 to 1.0 for the fiscal quarters ending December 31, 2010 and at the end of each fiscal quarter thereafter. Once the Company incurs Additional Senior Debt or Additional Subordinated Debt, the Company shall have no further obligation with respect to the Consolidated Senior Leverage Ratio.

The foregoing description of the First Amendment is summary in nature and is qualified in its entirety by reference to the First Amendment, a copy of which is attached to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Amendment to Credit Agreement, dated December 8, 2010, by and among the Company, the guarantors identified on the signature pages thereto and the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEEDWAY MOTORSPORTS, INC.

Date: December 10, 2010	/s/ William R. Brooks
William R. Brooks
Vice Chairman and Chief
Financial Officer